                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                 AMENDMENT NO. 3

                                       to

                                   FORM 8-K/A

                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 23, 2003

                             ---------------------

                                RICA FOODS, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                0-18222                                 87-0432572
        (Commission file number)            (I.R.S. Employer Identification No.)

    240 Crandon Boulevard, Suite 115,
            Key Biscayne, Florida                                      33149
   (Address of principal executive offices)                          (Zip code)

                                 (305) 365-9694
              (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant

Resignation of Deloitte & Touche

     On January 23, 2003, Deloitte & Touche provided the Chairman of the Company's Audit Committee a letter which read as follows:

     This is to confirm that the client-auditor relationship between Rica Foods, Inc. (Commission File No. 001-1499) and Deloitte & Touche, S.A. has ceased on January 23, 2003.

     The Company believes Deloitte & Touche has resigned as the Company's independent accountant.

Events Preceding Resignation

     Deloitte & Touche began serving as the Company's auditors on August 5, 2002, reviewed the Company's Form 10-Q for the quarter ended June 30, 2002 and, until very recently, has been conducting an audit of the Company and its major operating subsidiaries.

     Between approximately December 18, 2002 and January 13, 2003, Deloitte & Touche also assisted the Company by providing it comments to the Company's Form 10-K for the fiscal year ended September 30, 2002 (the "Form 10-K").

     At approximately 5:30 PM EST on January 13, 2003 the Company filed the Form 10-K with the Securities and Exchange Commission (the "SEC"). The Form 10-K contained a number of financial errors.

     At the time of filing, the Company's Chief Financial Officer (the "CFO") was aware that "Due from Stockholders" in the amount of $5,495,437 was classified as an asset account instead of a contra-equity account and "Preferred Stock" in the amount of $2,216,072 was classified as part of "Minority Interest" instead of a component of Stockholders' Equity (collectively, the "Non-Preferred Classifications"). The Board and Audit Committee do not believe that the CFO thought, at the time the Form 10-K was filed, that there were material errors in the consolidated financial statements included in the filing.

     At the time of filing, the Company was not aware of the following errors:
(i) Net income applicable to common shareholders for the year 2000 did not tie with the corresponding amount in Statement of Stockholders' Equity by $17,875; and (ii) Accumulated Other Comprehensive Loss in the Statement of Stockholders' Equity for the year 2002 was misstated by $36. In addition, the CFO did not realize that the certain changes to the audit report requested by Deloitte & Touche were not made.

     The Form 10-K also appeared to include a signed audit report from Deloitte & Touche. The Board and Audit Committee recognize that it was potentially a violation of Article III of Regulation S-X for the Company to file a Form 10-K before it received a signed audit report from Deloitte & Touche. However, until very shortly after the filing of the Form 10-K, the CFO believed the Company was in the process of receiving the Signed Audit Report.

     The CFO immediately contacted Deloitte & Touche to discuss filing an amendment to the Form 10-K that evening. The Company anticipated that the Form 10-K would disclose the errors associated with the Form 10-K filing and include an audit report signed by Deloitte & Touche (the "Form 10-K Amendment Plan"). From the evening of January 13, 2003 until the late afternoon of January 16, 2003, the Company believed that Deloitte & Touche was in agreement with the Form 10-K Amendment Plan.

     At approximately 6 PM EST on January 16, 2003, Mr. Castro and Mr. Danillo Villalta, the managing partner of Deloitte's office in Costa Rica, spoke with the Chairman of the Company's audit committee, Mr. Federicio Vargas. During the meeting, Mr. Castro and Mr. Villalta informed Mr. Vargas of Deloitte & Touche's intent to send the letter described below. Mr. Castro also indicated that Deloitte was considering sending to the SEC a letter comparable to the one described below if Deloitte & Touche's requests were not met.

     At approximately 9 PM EST on January 16, 2003, the Company's Board of Directors (the "Board") and Audit Committee of the Company received a letter from Deloitte & Touche which indicated in relevant part:

     The 2002 Form 10-K includes an audit report, dated December 13, 2002, that was purportedly issued and signed by "Deloitte & Touche," on the Company's consolidated financial statements and related financial statement schedule as of and for the year ended September 30, 2002. Deloitte and Touche has not issued any reports or provided its consent in connection with the Company's 2002 consolidated financial statements and has not provided, and does not provide, its permission for the Company to use Deloitte & Touche's name, or reports purportedly signed by "Deloitte & Touche", in connection with the 2002 Form 10-K.

     Deloitte & Touche hereby requests that you take the appropriate action to advise all recipients of the 2002 Form 10-K by filing a Form 8-K with the SEC to state (1) that the use of Deloitte & Touche's name and the inclusion of the report that was purportedly issued and signed by Deloitte & Touche was unauthorized; (2) that Deloitte & Touche has not issued any reports or provided its consent; and (iii) that Deloitte and Touche is not otherwise associated in any manner with the 2002 Form 10-K.

     Deloitte & Touche also hereby requests that you cease and desist from (1) using Deloitte & Touche's name without its prior written permission, and
     (2) using any reports or consents not issued and signed by Deloitte & Touche in any document.

     As you are aware, the Company's consolidated financial statements included in the 2002 Form 10-K are incorrect, and we are working with the Company on the correction of such financial statements. However, since the Company has not yet issued its correct financial statements, we are not in a position to report on the Company's financial statements.

     The Board, Audit Committee and Executive Officers were surprised by Deloitte & Touche's communications since the Company believed it had been working with Deloitte & Touche to effectuate the Form 10-K Amendment Plan.

     The Board, Audit Committee and Executive Officers were also surprised that Deloitte & Touche had specifically requested language to be included in the Form 8-K that, when read in its entirety, strongly suggested that: (i) Deloitte & Touche had absolutely no involvement in the preparation of the financial statements included in the Form 10-K nor in the inclusion of the audit report in the Form 10-K; and (ii) Deloitte & Touche has provided no indicia of consent to the Company that it could include the signed audit report in the Form 10-K.

     The Board and Audit Committee believed that the Form 8-K text proposed by Deloitte & Touche was not a fair and balanced disclosure of the historical events. Deloitte & Touche had clearly been serving as the Company's independent accountant, reviewing its quarterly reports on Form 10-Q, and providing comments to the Form 10-K. The Board and Audit Committee also believe that the actions of Deloitte & Touche leading up to the filing of the Form 10-K contributed to the CFO's mistaken belief that the Company was in the process of receiving a Signed Audit Report.

     Nonetheless, the Board and Audit Committee recognized that the Company had filed a Form 10-K, had not received a signed audit report from Deloitte & Touche and needed to apprise the investing public as soon as possible. On January 17, 2003, the Board and Audit Committee were already concerned that they could no longer rely on Deloitte & Touche's communications from the late evening of January 13, 2003 to January 17, 2003 to the effect that Deloitte & Touche could be in a position to send the Company a signed audit report within hours or days. Despite repeated requests, Deloitte & Touche had not provided the Company with a specific list of remaining open audit items.

     The Board and Audit Committee informed Deloitte & Touche in writing on January 17, 2003 that, given the delays already experienced, the Company believed it would be best to apprise the investing public of any errors in the Form 10-K pursuant to a Form 10-K amendment to be filed on January 20th or 21st of 2003. The Company believed that, relative to a Form 8-K, a Form 10-K Amendment would provide investors far more comprehensive, detailed and balanced textual and financial information.

     At 9:40 PM EST on January 17, 2003, Mr. Castro advised the General Counsel and the Chairman of the Company's Audit Committee that unless the Company filed the form of Form 8-K requested by Deloitte & Touche, Deloitte & Touche would send to the SEC a copy of a letter comparable to Deloitte & Touche's January 16, 2003 letter to the Company.

     The Company became increasingly suspicious of Deloitte & Touche's actions when Mr. Castro repeatedly refused to discuss the Company's proposal that it might be in the best interest of the investing public, the Company and Deloitte to announce any Form 10-K deficiencies in a Form 10-K amendment rather than a Form 8-K.

     Despite the growing lack of confidence in Deloitte & Touche by the Board and Audit Committee, the CFO continued to incorporate Deloitte & Touche's comments into a draft Form 10-K Amendment. The Company was not aware of any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject of the disagreement in connection with its report. The Company also continued to speak with Mr. Castro and draft a Form 8-K.

     At approximately 9 PM EST on January 20, 2003 the Company provided Mr. Castro with a proposed draft of the Form 8-K which reads in relevant part as follows:

     It has come to the Company's attention that Deloitte & Touche, the Company's independent auditors ("Deloitte"), did not provide the Company with a signed audit report for inclusion in the Company's Form 10-K. Accordingly, the independent accountant's report apparently contained in the Form 10-K should not be relied upon.

     The Company does not intend to file an amendment to its Form 10-K for the fiscal year ended September 30, 2002 until Deloitte has completed its audit and provided the Company with a signed audit report.

     The Company has received some preliminary comments from Deloitte and anticipates correcting some errors that appear in its financial statements. The Company does not know if the changes to its financial statements requested by Deloitte will be material. The Company has requested more definitive guidance from Deloitte pursuant to Section 10A(k) of the Securities Exchange Act of 1934 and hopes to hear from Deloitte in the near future.

     At approximately 11 PM EST on January 20, 2003, Mr. Castro provided the Company with a proposed draft of the Form 8-K which reads in relevant part as follows:

     The Company wishes to advise all recipients of its Form 10-K for the year ended September 30, 2002 filed on January 13, 2003 (1) that the use of the name of Deloitte & Touche, the Company's independent auditors, and the inclusion of the audit report that was purportedly issued and signed by Deloitte & Touche was unauthorized; (2) that Deloitte & Touche has not issued any reports or provided its consent; and (3) that Deloitte & Touche is not otherwise associated in any manner with the 2002 Form 10-K.

     The Company does not intend to file an amendment to its Form 10-K for the fiscal year ended September 30, 2002 until Deloitte & Touche has completed its audit and provided the Company with a signed audit report.

     The Company has determined that there are material errors in its consolidated financial statements and will correct those errors in an amended Form 10-K/A as soon as possible.

     The Company had not determined that there were material errors in its consolidated financial statements at the time of the filing of the Form 10-K. The Company was also discouraged by Deloitte & Touche's insistence upon including in the text the exact same wording that the Company had previously identified to Deloitte & Touche as less than a fair and balanced disclosure of historical events. The Company was also discouraged by Mr. Castro's refusal to provide the Company with the contact information of the individuals at Deloitte & Touche's national office who Mr. Castro claimed were dictating the terms of the proposed Form 8-K.

     The Company reiterated its concerns to Deloitte and at approximately 7:30 AM EST on January 21, 2003, Mr. Castro sent the Company another proposed draft of the Form 8-K which reads in relevant part as follows:

     The Company wishes to advise all recipients of its Form 10-K for the year ended September 30, 2002 filed on January 13, 2003 (1) that the use of the name of Deloitte & Touche, the Company's independent auditors, and the inclusion of the audit report that was purportedly issued and signed by Deloitte & Touche was unauthorized; (2) that Deloitte & Touche has not issued any reports or provided its consent; and (3) that Deloitte & Touche is not otherwise associated in any manner with the 2002 Form 10-K.

     The Company does not intend to file an amendment to its Form 10-K for the fiscal year ended September 30, 2002 until Deloitte & Touche has completed its audit and provided the Company with a signed audit report.

     The Company is aware that the financial statements that were filed on January 13, 2003 contain errors. At this time the Company is not aware of all of the changes to its financial statements that will be required but will correct all errors in an amended Form 10-K/A as soon as possible.

     At approximately 3 PM EST on January 21, 2003, Mr. Castro sent the Company an email that reads in relevant part as follows (translated from Spanish):

     I confirm to you that the terms in which the revised phrase "3) that Deloitte & Touche is not otherwise associated in any manner with the Company's 2002 Form 10-K" refers to the filing with the errors that were sent on Monday and in no instance does it mean that we are not involved with the work to complete the audit for the 2002 10-K.

     Also, I confirm in writing our conversation regarding the fact that the Form 8-K should be filed no later than one hour prior to the market closing today. In the event this does not occur, we would be sending the SEC a letter within the same parameters as the one sent via fax to Don Federico last Friday.

     Based upon conversations between Mr. Castro and the Company between January 17, 2003 and January 20, 2003, by January 21, 2003 the Company believed that Deloitte & Touche did not intend to provide the Company with a signed audit report for the proposed Form 10-K by the close of business by January 21, 2003. By January 21, 2003, the Company also believed that Deloitte &Touche was not willing to meaningfully negotiate the terms of the Form 8-K.

     On January 21, 2003, the Company filed a Form 8-K announcing the following:

     It has come to the Company's attention that Deloitte & Touche, the Company's independent auditors, did not provide the Company with a signed audit report for inclusion in the Company's Form 10-K. Accordingly, the independent accountant's report apparently contained in the Form 10-K should not be relied upon.

     The Company does not intend to file an amendment to its Form 10-K for the fiscal year ended September 30, 2002 until Deloitte & Touche has completed its audit and provided the Company with a signed audit report.

     The Company has been working with Deloitte & Touche to finalize the financials to be included in the Form 10-K amendment. The Company has received some preliminary comments from Deloitte & Touche and anticipates correcting some errors that appear in the financial statements of the Form 10-K. The Company does not know if Deloitte & Touche will have additional comments to the financial statements or if the requested changes by Deloitte & Touche will be material.

     On the evening of January 22, 2002, the CFO, the General Counsel and outside counsel to the Company received a phone call from various representatives of Deloitte & Touche. Deloitte & Touche notified the Company that it was considering withdrawing from its relationship with the Company due to Deloitte & Touche's inability to trust management of the Company and Deloitte & Touche's perception that the Company had responded inappropriately to Deloitte's letter of January 16, 2002. However, Deloitte & Touche confirmed that, prior to the filing of the Form 10-K, Deloitte & Touche had never called into question its ability to rely upon or trust management of the Company.

     On the evening of January 22, 2003, the Board and Audit Committee also received a letter from Deloitte & Touche that reads in relevant part as follows:

     We believe the Form 8-K is inaccurate and did not take into account (a) our letter to you dated January 16, 2003, a copy of which is attached, advising you of the actions we believed the Company should take with respect to the Form 10-K filed by the Company on January 13, 2003 and (b) the extensive comments we provided to you on your proposed draft of the Form 8-K.

     Contrary to the statements made in the Form 8-K filed, we believe that the Company was aware that we had neither issued an auditors' report on the Company's financial statements for the fiscal year ended September 30, 2002 nor provided our consent in connection with the Company's 2002 consolidated financial statements included in the 2002 Form 10-K filed on January 13, 2003. Also, we believe that the Company knowingly included an auditors' report purportedly issued and signed by "Deloitte & Touche." The Company was also aware, at the time the 2002 Form 10-K was filed, that there were material errors in the consolidated financial statements included in such filing.

     As a result of the above, we are seriously evaluating our existing client-auditor relationship.

     The Company believes that some of the beliefs expressed in Deloitte and Touche's letter of January 22, 2003 are unfounded. The Company believes the Form 8-K is materially accurate and that the text proposed by Deloitte & Touche was not a fair and balanced disclosure of historical events (see discussion above). The Company further believes that, until very shortly after the filing of the Form 10-K, the Company's CFO believed the Company was in the process of receiving the Signed Audit Report. In addition, the Board and the Audit Committee believe that the actions of Deloitte & Touche leading up to the filing contributed to the CFO's belief that the Company was in the process of receiving a Signed Audit Report from Deloitte & Touche.

     Contrary to Deloitte & Touche's statements of January 22, 2003, the Board and the Audit Committee do not believe that the CFO thought, at the time the Form 10-K was filed, that there were material errors in the consolidated financial statements included in such filing.

     Aside from the events described above, during the Company's two most recent fiscal years and the subsequent interim period thorough the date of Deloitte & Touche's resignation, the Company does not believe there were any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject of the disagreement in connection with its report.

     The Company anticipates that it will authorize Deloitte & Touche to respond fully to the inquiries of the Company's prospective successor accountant concerning any disagreements the Company has had, if any, with Deloitte & Touche on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company is in the process of interviewing several accounting firms to serve as the Company's new independent accountants.

     The Company has provided Deloitte & Touche with a copy of the original Form 8-K and a copy of the Amendment No. 1 to Form 8-K/A and has asked Deloitte & Touche to furnish the Company with a letter addressed to the SEC stating whether Deloitte & Touche agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. The letter from Deloitte & Touche in response to the original Form 8-K is attached hereto as Exhibit 16.1. The letter from Deloitte & Touche in response to Amendment No. 1 to Form 8-K/A is attached hereto as Exhibit 16.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       (c)   Exhibits

       16.1 Letter from Deloitte & Touche regarding Change in Certifying Accountants in response to the original Form 8-K/(1)/

       16.2 Letter from Deloitte & Touche regarding Change in Certifying Accountants in response to Amendment No. 1 to Form 8-K/A/(2)/

(1) Filed as an exhibit to the Company's Amendment No. 2 to Form 8-K which was filed with the Commission on February 18, 2003.
(2) Filed herewith

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2003


                                        RICA FOODS, INC.

                                        By:    /s/ Calixto Chaves

                                               -----------------------------
                                        Name:  Calixto Chaves
                                        Title: Chief Executive Officer

                                INDEX TO EXHIBITS

16.2 Letter from Deloitte & Touche regarding Change in Certifying Accountant in response to Amendment No. 1 to Form 8-K/A